Exhibit 99.1

e.l.f. Beauty, Inc. Announces Fourth Quarter and Full Year 2016 Results

- Delivers 20% net sales growth in 2016 -

- Provides guidance of 24% to 28% net sales growth in 2017 -

OAKLAND, California; March 8, 2017 — e.l.f. Beauty, Inc. (NYSE: ELF), today announced results for the three- and twelve-month periods ended December 31, 2016.

“We are pleased to report that e.l.f. grew net sales 20% and expanded gross margin by over 500 basis points in 2016,” stated Tarang Amin, Chairman and Chief Executive Officer. “This strong performance reflects progress executing our mission to make luxurious beauty accessible to all women. Our first to mass innovation and authentic brand appeals to some of the best consumers in cosmetics – young, diverse, make-up enthusiasts. With strength across leading national retailers and our direct business, we expect net sales growth in 2017 of 24% to 28%.”

Three Months Results Ended December 31, 2016

Net sales increased 17%, or $11.0 million from the fourth quarter of 2015, to $76.4 million, driven by sales growth across leading national retailers and the Company’s direct business.  Gross margin expanded to 59% from 54% in the fourth quarter of 2015, primarily as a result of margin accretive innovation.

Selling, general and administrative expenses (“SG&A”) increased to 40% of net sales, compared to 37% of net sales in the fourth quarter of 2015, primarily due to continued investment to support long-term growth. SG&A includes $2.0 million of costs and expenses that are non-cash or that management does not believe are reflective of the Company’s ongoing operations. Adjusted SG&A, excluding the aforementioned $2.0 million of costs and non-cash expenses, was 37% of net sales, compared to 35% of net sales in the same period in fiscal 2015.

On a GAAP basis, net income was $6.6 million, or $0.13 per diluted share, based on a weighted-average share count of 49.5 million shares. This compares to a net loss attributable to common stockholders of $39.7 million, or $1,151.13 per share, based on a weighted-average share count of 34,493 shares in the fourth quarter of 2015. In the fourth quarter of 2015, the net loss attributable to common stockholders included a non-cash preferred stock accretion charge of $42.1 million that does not impact net income.

Adjusted net income (net income excluding the items identified in the reconciliation table below) increased 36% to $9.4 million, or $0.19 per diluted share, based on a pro forma share count of 50.2 million shares. This compares to adjusted net income of $6.9 million, or $0.14 per diluted share, based on a pro forma share count of 50.2 million shares in the fourth quarter of 2015.

Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $22.1 million compared to Adjusted EBITDA of $17.6 million in the fourth quarter of 2015.

Full Year Results Ended December 31, 2016

Net sales increased 20%, or $38.2 million, from fiscal 2015, to $229.6 million, driven by sales growth across leading national retailers and the Company’s direct business.  Gross margin expanded to 58% from 52% in fiscal 2015, primarily as a result of margin accretive innovation.

SG&A increased to 48% of net sales, compared to 39% of net sales for fiscal 2015, primarily due to continued investment to support long-term growth. SG&A includes $14.9 million of costs and expenses that are non-cash or that management does not believe are reflective of the Company’s ongoing operations. Adjusted SG&A, excluding the aforementioned $14.9 million of costs and non-cash expenses, was 41% of net sales, compared to 36% of net sales in fiscal 2015.

On a GAAP basis, net loss attributable to common stockholders was $497.5 million, or $39.47 per share, based on a weighted-average share count of 12.6 million shares. This compares to a net loss attributable to common stockholders of $47.6 million, or $1,559.81 per share, based on a weighted-average share count of 30,523 shares in fiscal 2015.  The net loss attributable to common stockholders for the years ended December 31, 2016 and December 31, 2015 included non-cash preferred stock accretion charges that do not impact net income of $436.3 million and $52.0 million, respectively. Also deducted from the net loss attributable to common stockholders for the year ended December 31, 2016 was a $66.5 million dividend paid to preferred stockholders.

Adjusted net income (net income excluding the items identified in the reconciliation table below) increased 33% to $18.2 million, or $0.36 per diluted share, based on a pro forma share count of 50.2 million shares. This compares to adjusted net income of $13.7 million, or $0.27 per diluted share, based on a pro forma share count of 50.2 million shares in fiscal 2015.

Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $53.8 million, compared to Adjusted EBITDA of $46.2 million in fiscal 2015.

Balance Sheet

At December 31, 2016, the Company had $15.3 million in cash, as compared to $14.0 million as of December 31, 2015. Inventory at December 31, 2016 totaled $69.4 million, as compared to $31.3 million on December 31, 2015. The increase in year-end inventory over 2015 primarily reflects a proactive increase of inventory in the Company’s fastest moving items. The Company expects to return to targeted inventory levels as the year progresses. At December 31, 2016, long-term debt totaled $156.2 million, as compared to $134.6 million as of December 31, 2015.

Refinancing

On December 23, 2016, the Company refinanced its existing credit facility allowing it to lengthen the maturity at a lower interest rate.  The new facility consists of a five-year, $165 million term loan and a $35 million revolving credit facility.

Company Outlook

The Company is pleased to provide full year guidance for 2017, implying strong revenue growth, the full-year impact of public company expenses, and continued investments in people, infrastructure, and brand building.

	Full Year	Full Year
	2017 Outlook	2016 Actual Results
Net Sales	$285 - 295 million	$230 million
Adjusted EBITDA	$61 - 64 million	$54 million
Adjusted Net Income	$21 - 23 million	$18 million
Adjusted Pro Forma Diluted EPS	$0.40 - 0.43	$0.36

The Company affirms its long-term growth algorithm of 20% compound annual net sales and EBITDA growth from 2016 to 2019 and annual gross margin expansion of 100 bps or greater during the same period.

Fourth Quarter and Full Year 2016 Conference Call

The Company will hold a conference call today, March 8, 2017, at 4:30 p.m. ET to discuss the Company’s fourth quarter and full year 2016 results. Investors and analysts interested in participating in the call are invited to dial (877) 451-6152 approximately ten minutes prior to the start of the call.  The conference call will also be webcast live at http://investor.elfcosmetics.com/ and remain available for 90 days. A telephone replay of this call will be available at 7:30 p.m. ET on March 8, 2017, until 11:59 p.m. ET on March 15, 2017, and can be accessed by dialing (844) 512-2921 and entering replay pin number 13656364.

About e.l.f. Beauty, Inc.

e.l.f. makes luxurious beauty accessible for all women to play beautifully®. Established in 2004 as an e-commerce business (www.elfcosmetics.com), e.l.f. has become a true multi-channel brand through its e.l.f. stores and national distribution at Target,

Walmart, CVS, Old Navy and other leading retailers.  By engaging young, diverse makeup enthusiasts with innovative, high-quality cosmetics at an extraordinary value, e.l.f. has become one of the fastest growing cosmetics companies in the United States.

For more information about e.l.f., visit the Company’s website at http://www.elfcosmetics.com.

Note Regarding Non-GAAP Financial Measures

This press release includes references to Adjusted SG&A, Adjusted Net Income, EBITDA, Adjusted EBITDA and Adjusted Pro Forma EPS. The Company presents these measures because its management uses these as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The measures referenced above are not measurements of financial performance under GAAP and they should not be considered as alternatives to measures of performance derived in accordance with GAAP. In addition, these alternative measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These alternative measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these alternative measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation. These non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures in the tables at the end of this press release. With respect to the Company’s expectations under “Company Outlook” above, the Company is not able to provide a quantitative reconciliation of the Adjusted EBITDA, Adjusted Net Income and Adjusted Pro Forma Diluted EPS guidance non-GAAP measures to the corresponding Net Income and Diluted EPS GAAP measures without unreasonable efforts. The Company cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements discuss the Company’s current expectations, estimates and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. These statements, including management quotes and those under the heading “Company Outlook,” are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to: the Company’s ability to grow Net Sales, Gross Margin, Adjusted EBITDA, Adjusted Net Income and Adjusted Pro Forma Diluted EPS as anticipated; the Company’s ability to effectively compete with other cosmetics companies; the Company’s ability to successfully introduce new products; the loss of one or more of the Company’s key retail customers or if the general business performance of its key retail customers declines; the consequences if the Company fails to maintain the quality, performance and safety of its products; the Company’s ability to successfully implement its growth strategy; the Company’s ability to grow its business at historic rates, or at all, and to manage growth effectively; any damage to the Company’s reputation or brand; the loss of, or damage to, the Company’s warehouse and distribution center and/or the manufacturing facilities or distribution centers of its third-party manufacturers and suppliers; the loss of the third-party suppliers, manufacturers, distributors and other vendors that the Company relies on to produce products or provide services that are consistent with its standards or applicable regulatory requirements; the Company’s ability to effectively manage its inventory; the Company’s ability to manage its debt obligations; the Company’s ability to maintain sufficient liquidity to sustain its business and meet seasonal working capital requirements; the Company’s ability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches, and to effectively resolve issues in a timely manner if they occur; the Company’s ability to protect sensitive information of its consumers and information technology systems against security breaches; the Company’s ability to manage the political, legal and economic risks associated with its operations in China; and other risks and uncertainties that may be described from time to time in the Company’s reports and filings with the Securities and Exchange Commission, including the risks and uncertainties set forth in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaims any obligation to do so other than as may be required by law.

e.l.f. Beauty, Inc. and subsidiaries

Condensed consolidated statements of operations

(in thousands, except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2015	2016	2015	2016
	(unaudited)	(unaudited)
Net sales	$65,436	$76,436	$191,413	$229,567
Cost of sales	30,407	31,116	91,084	97,332
Gross profit	35,029	45,320	100,329	132,236
Selling, general, and administrative expenses	24,092	30,349	74,758	109,156
Operating income	10,937	14,971	25,571	23,079
Other income (expense), net	(3,255)	763	(4,172)	3,016
Interest expense, net	(3,246)	(4,695)	(12,721)	(16,283)
Income (loss) before provision for income taxes	4,436	11,039	8,678	9,812
Income tax benefit (provision)	(2,009)	(4,438)	(4,321)	(4,499)
Net income (loss)	$2,427	$6,601	$4,357	$5,313
Comprehensive income (loss)	$2,427	$6,601	$4,357	$5,313

Weighted average number of shares outstanding - basic:	34,493	43,744,855	30,523	12,606,529
Weighted average number of shares outstanding - diluted:	34,493	49,524,007	30,523	12,606,529

Net loss per share - basic:	$(1,151.13)	$0.15	$(1,559.81)	$(39.47)
Net loss per share - diluted:	$(1,151.13)	$0.13	$(1,559.81)	$(39.47)

The Company noted that the net loss per share in periods prior to the fourth quarter of fiscal 2016 was primarily driven by the requirement to accrete its preferred stock to maximum redemption value, prior to its conversion as part of the initial public offering.  These accretion charges are deducted from net income for purposes of calculating GAAP earnings per share, and created a loss attributable to common stockholders in those periods.

e.l.f. Beauty, Inc. and subsidiaries

Condensed consolidated balance sheets

(in thousands, except share and per share data)

	December 31, 2015	December 31, 2016
Assets
Current assets:
Cash	$14,004	$15,295
Accounts receivable, net	22,475	37,825
Inventories	31,261	69,397
Prepaid expenses and other current assets	2,978	2,387
Total current assets	70,718	124,904
Property and equipment, net	9,854	17,151
Intangible assets, net	121,282	113,003
Goodwill	157,264	157,264
Other assets	1,954	2,407
Total assets	$361,072	$414,729

Liabilities, convertible preferred stock and stockholders' equity (deficit)
Current liabilities:
Current portion of long-term debt and capital lease obligations	$10,325	$8,650
Accounts payable	11,114	37,944
Accrued expenses and other current liabilities	13,713	33,676
Foreign currency forward contracts	10,702	-
Total current liabilities	45,854	80,270
Long-term debt and capital lease obligations	134,594	156,177
Deferred tax liabilities	42,126	34,212
Other long-term liabilities	1,601	3,208
Total liabilities	224,175	273,867

Commitments and contingencies

Convertible preferred stock, par value of $0.01 per share; 200,000 shares authorized and 135,041 shares issued and outstanding as of December 31, 2015; liquidation preference of $197,295 as of December 31, 2015; no shares authorized, issued or outstanding as of December 31, 2016	197,295	—

Stockholders' equity (deficit):
Preferred stock, par value of $0.01 per share; no shares authorized, issued or outstanding as of December 31, 2015; 30,000,000 shares authorized as of December 31, 2016; no shares issued and outstanding as of December 31, 2016	—	—
Common stock, par value of $0.01 per share; 13,800,000 and 250,000,000 shares authorized as of December 31, 2015 and December 31, 2016, respectively; 34,493 and 45,276,137 shares issued and outstanding as of December 31, 2015 and December 31, 2016, respectively	—	438
Additional paid-in capital	6,785	700,871
Accumulated deficit	(67,183)	(560,447)
Total stockholders' equity (deficit)	$(60,398)	$140,862
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$361,072	$414,729

e.l.f. Beauty, Inc. and subsidiaries

Condensed consolidated statements of cash flows

(in thousands)

	Year ended December 31,
	2015	2016
Cash flows from operating activities:
Net income (loss)	$4,357	$5,313
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of intangible assets	8,246	8,279
Depreciation of property and equipment	2,043	4,873
Stock-based compensation expense	503	7,149
Amortization of debt issuance costs and discount on debt	1,070	1,281
Deferred income taxes	(3,933)	(7,575)
Loss on extinguishment of debt	-	2,736
Loss on disposal of fixed assets	571	260
Compensation expense paid to seller	489	-
Loss/(gain) on foreign currency forward contracts	4,741	(10,702)
Other, net	23	(13)
Changes in operating assets and liabilities:
Accounts receivable	4,448	(15,392)
Inventories	(2,147)	(37,994)
Prepaid expenses and other assets	943	(635)
Accounts payable and accrued expenses	3,532	43,144
Other liabilities	787	1,396
Due to related parties	(1,154)	-
Net cash provided by (used in) operating activities	24,519	2,120
Cash flows from investing activities:
Purchase of property and equipment	(10,142)	(9,223)
Proceeds from sale of property and equipment	-	84
Acquisition of intangible assets	(100)	-
Net cash used in investing activities	(10,242)	(9,139)
Cash flows from financing activities:
Proceeds from revolving line of credit	27,150	5,500
Repayment of revolving line of credit	(29,100)	(13,200)
Proceeds from long term debt	-	172,749
Repayment of long term debt	(2,625)	(151,540)
Cash received from issuance of common stock	25	64,071
Deferred offering costs paid	(391)	(7,821)
Proceeds from repayment of employee note receivable	-	7,912
Dividend paid	-	(68,000)
Debt issuance costs paid	-	(704)
Other, net	-	(657)
Net cash provided by (used in) financing activities	(4,941)	8,310

Net increase in cash	9,336	1,291
Cash - beginning of period	4,668	14,004
Cash - end of period	14,004	15,295

e.l.f. Beauty, Inc. and subsidiaries

Reconciliation of GAAP Net income (loss) to non-GAAP Adjusted EBITDA

(unaudited)

(in thousands)

	Three months ended December 31,		Year ended December 31,
	2015	2016	2015	2016
Net income (loss)	$2,427	$6,601	$4,357	$5,313
Interest expense	3,246	4,695	12,721	16,283
Provision (benefit) for income taxes	2,009	4,438	4,321	4,499
Depreciation and amortization	2,897	3,574	10,289	13,152
EBITDA	$10,579	$19,308	$31,688	$39,247
Transaction-related expenses (a)	—	—	705	—
Costs related to "restructuring" of operations (b)	6	50	1,595	4,701
Initial public offering costs (c)	509	—	1,144	945
Stock-based compensation	147	1,560	503	7,149
Management fee (d)	192	—	854	875
Pre-opening costs (e)	—	424	64	1,231
Customer expansion costs (f)	436	371	1,191	721
Other non-cash and non-recurring costs	408	—	530	—
(Gains) / losses on foreign currency contracts (g)	5,289	405	7,904	(1,097)
Adjusted EBITDA	$17,566	$22,118	$46,178	$53,772

(a) Represents transaction-related expenses related to the acquisition of e.l.f. Cosmetics, Inc.

(b) Represents costs associated with the restructuring of the Company’s operations including the transition of the Company’s New Jersey warehouse and distribution center in 2016 and the reorganization of its operations in China in 2015.

(c) Represents expenses related to preparing for and completing the Company’s initial public offering.

(d) Represents management fees paid to TPG Growth II Management, LLC.

(e) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(f) Represents costs associated with securing additional distribution space, slotting expense, freight and certain costs related to installation of fixtures.

(g) Represents non-cash (gains) / losses on the Company’s foreign currency contracts.

e.l.f. Beauty, Inc. and subsidiaries

Reconciliation of GAAP SG&A to non-GAAP SG&A

(unaudited)

(in thousands)

	Three months ended December 31,		Year ended December 31,
	2015	2016	2015	2016
Selling, general, and administrative expenses	$24,092	$30,349	$74,758	$109,156
Transaction-related expenses (a)	—	—	(705)	—
Costs related to "restructuring" of operations (b)	(6)	(50)	(1,595)	(4,701)
Initial public offering costs (c)	(509)	—	(1,144)	(945)
Stock-based compensation	(147)	(1,560)	(503)	(7,149)
Management fee (d)	(192)	—	(854)	(875)
Pre-opening costs (e)	—	(424)	(64)	(1,231)
Customer expansion costs (f)	(121)	—	(432)	—
Other non-cash and non-recurring costs	(408)	—	(530)	—
Adjusted selling, general, and administrative expenses	$22,709	$28,315	$68,931	$94,255

(a) Represents transaction-related expenses related to the acquisition of e.l.f. Cosmetics, Inc.

(b) Represents costs associated with the restructuring of the Company’s operations including the transition of the Company’s New Jersey warehouse and distribution center in 2016 and the reorganization of its operations in China in 2015.

(c) Represents expenses related to preparing for and completing the Company’s initial public offering.

(d) Represents management fees paid to TPG Growth II Management, LLC.

(e) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(f) Represents costs associated with securing additional distribution space, freight and certain costs related to installation of fixtures.

e.l.f. Beauty, Inc. and subsidiaries

Reconciliation of GAAP Net income (loss) to non-GAAP Adjusted net income

(unaudited)

(in thousands, except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2015	2016	2015	2016
Net income	$2,427	$6,601	$4,357	$5,313
Transaction-related expenses (a)	—	—	705	—
Costs related to "restructuring" of operations (b)	6	50	1,595	4,701
Initial public offering costs (c)	509	—	1,144	945
Stock-based compensation	147	1,560	503	7,149
Management fee (d)	192	—	854	875
Pre-opening costs (e)	—	424	64	1,231
Customer expansion costs (f)	436	371	1,191	721
Other non-cash and non-recurring costs	408	—	530	—
(Gains) / losses on foreign currency contracts (g)	5,289	405	7,904	(1,097)
Interest expense (h)	—	1,805	—	2,736
Tax Impact (i)	(2,483)	(1,780)	(5,130)	(4,366)
Adjusted Net Income	$6,931	$9,436	$13,717	$18,208

Fully-diluted pro forma share count (j)	50,223,726	50,223,726	50,223,726	50,223,726
Adjusted pro forma diluted earnings per share	$0.14	$0.19	$0.27	$0.36

(a) Represents transaction-related expenses related to the acquisition of e.l.f. Cosmetics, Inc.

(b) Represents costs associated with the restructuring of the Company’s operations including the transition of the Company’s New Jersey warehouse and distribution center in 2016 and the reorganization of its operations in China in 2015.

(c) Represents expenses related to preparing for and completing the Company’s initial public offering.

(d) Represents management fees paid to TPG Growth II Management, LLC.

(e) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(f) Represents costs associated with securing additional distribution space, slotting expense, freight and certain costs related to installation of fixtures.

(g) Represents non-cash (gains) / losses related to the Company’s foreign currency contracts.

(h) Represents the prepayment penalty and acceleration of deferred financing fees related to the repayment of the Company’s second lien term loan with proceeds from the Company’s initial public offering, and the acceleration of deferred financing fees associated with the refinancing of the Company’s credit facility in December 2016.

(i) Represents the tax impact of the above adjustments, as well as the exclusion of the impact of a one-time deferred tax rate adjustment.

(j) Presented on a fully-diluted basis utilizing the treasury stock method, and reflects the number of shares issued with the initial public offering in September 2016 as if they had been outstanding as of January 1, 2015.

Investor Relations Contact:

ICR, Inc.

Investors:

Allison Malkin

(203) 682-8200

or

Media:

Brittany Rae Fraser

(646) 277-1231

ELF-ER